EXHIBIT 15(a)
                                                                   -------------




May 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 8, 2002 on our review of interim financial information of Insilco Holding Co. (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3, Registration Nos. 333-63563 and 333-65039 and on Form S-8, Registration Nos. 333-61809 and 333-61811.

Very truly yours,




/s/ PricewaterhouseCoopers LLP
Columbus, Ohio